                                                                    Exhibit 10.2

                               PURCHASE AGREEMENT


                                   dated as of


                                 August 22, 2002


                                 by and between


                              ITC DeltaCom, Inc.,


                                       and


                                SCANA Corporation

                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I
         ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW COMMON
                                      STOCK

1.1.   Issuance, Purchase and Sale .........................................  2
1.2.   Closing .............................................................  2
1.3.   Deliveries ..........................................................  3
1.4.   Capitalized Terms ...................................................  3

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1.   Organization; Subsidiaries ..........................................  3
2.2.   Due Authorization ...................................................  4
2.3.   Capitalization ......................................................  4
2.4.   SEC Reports .........................................................  5
2.5.   Litigation ..........................................................  5
2.6.   Absence of Certain Changes ..........................................  5
2.7.   Consents; No Violations .............................................  5
2.8.   Brokers or Finders ..................................................  6
2.9.   No General Solicitation or Advertising; No Integration ..............  6

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1.   Acquisition for Investment ..........................................  7
3.2.   Accredited Investor Status ..........................................  7
3.3.   Information .........................................................  7
3.4.   Government Review ...................................................  7
3.5.   Sale or Transfer ....................................................  7
3.6.   Residency ...........................................................  8
3.7.   No Brokers or Finders ...............................................  8
3.8    Organization ........................................................  8
3.9.   Due Authorization ...................................................  8
3.10.  Consents; No Violations .............................................  9
3.11.  Litigation ..........................................................  9
3.12.  Availability of Funds ...............................................  9

                                   ARTICLE IV
                                    COVENANTS

4.1.   Public Announcements ................................................  9
4.2.   Consents, Approvals and Filings ..................................... 10

4.3.  Reasonable Best Efforts ................................................  10
4.4.  Listing ................................................................  10
4.5.  Preferred Stock Certificate of Designation .............................  10
4.6.  Reservation of New Common Stock ........................................  10
4.7.  Board Representation Rights ............................................  10
4.8.  Confidential Treatment of Confidential Information .....................  11
4.9.  Registration Rights ....................................................  11
4.10. Obligation of the Purchaser to Vote in Favor of the Plan ...............  11
4.11. Further Assurances .....................................................  12
4.12. Waiver of Right to Participate in Rights Offering ......................  12

                                    ARTICLE V
                                   CONDITIONS

5.1.  Conditions to Obligations of the Purchaser and the Company at Closing ..  12
5.2.  Additional Conditions to Obligations of the Purchaser at the Closing ...  13
5.3.  Additional Conditions to Obligations of the Company at the Closing .....  14

                                   ARTICLE VI
                                   TERMINATION

6.1.  Termination ............................................................  15
6.2.  Effect of Termination ..................................................  15

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1.  Definitions ............................................................  16
7.2.  Survival of Representations and Warranties .............................  18
7.3.  Fees and Expenses ......................................................  18
7.4.  Enforcement ............................................................  18
7.5.  Restrictive Legends ....................................................  18
7.6.  Successors and Assigns .................................................  20
7.7.  Inspections; No Other Representations ..................................  21
7.8.  Entire Agreement .......................................................  21
7.9.  Notices ................................................................  21
7.10. Business Days ..........................................................  22
7.11. Amendments; Waivers ....................................................  22
7.12. Counterparts ...........................................................  22
7.13. Descriptive Headings; Interpretation; No Strict Construction ...........  22
7.14. References .............................................................  23
7.15. Governing Law ..........................................................  23
7.16. Exclusive Jurisdiction; Venue ..........................................  23
7.17. Waiver of Jury Trial ...................................................  24
7.18. Severability ...........................................................  24
7.19. Delivery by Facsimile ..................................................  24

Exhibit A  - Form of Preferred Stock Certificate of Designation
Exhibit B  - Form of Warrant Agreement
Exhibit C  - Form of Registration Rights Agreement

                             TABLE OF DEFINED TERMS

Affiliate ........................  16    NMS ..........................................  10
Agreement ........................   1    Notes ........................................  17
Bankruptcy Code ..................   l    Order ........................................  17
Bankruptcy Court .................   1    Person .......................................  17
Bankruptcy Documents .............  16    Plan .........................................  17
beneficial owner .................  16    Preferred Shares .............................   2
beneficially own .................  16    Preferred Stock Certificate of Designation ...   2
Business Day .....................  16    Process Agent ................................  23
Capital Stock ....................  16    PUHCA ........................................   3
Chapter 11 Case ..................   l    PUHCA Regulations ............................   8
Closing ..........................   2    Purchaser ....................................   1
Closing Date .....................   3    Purchaser's Counsel ..........................  17
Commitment .......................  16    Registration Rights Agreement ................  11
Commitment Shares ................   2    Reorganization ...............................   1
Committed Amount .................   2    Rights .......................................   5
Company ..........................   1    Rights Offering ..............................   2
Company Board ....................  16    SCANA ........................................   1
Company Disclosure Schedule ......   3    SCANA Purchase Agreement .....................   1
Confidential Information .........  16    SCANA Securities .............................  l1
Consents, Approvals and Filings ..   6    SCANA Subscription Agreement .................   1
Conversion Shares ................   4    SEC ..........................................   5
Delaware Secretary of State ......   6    SEC Reports ..................................   5
Disclosure Statement .............  16    Securities ...................................   6
Effective Date ...................  17    Securities Act ...............................  18
Encumbrances .....................   3    Separation Date ..............................   8
ETC ..............................   3    Series A Preferred Stock .....................   1
Exchange Act .....................  17    Subsidiary ...................................  18
Filing Date ......................   1    Terminating Company Breach ...................  15
Governmental Entity ..............  17    Terminating Purchaser Breach .................  15
Lanier ...........................   1    Transaction Documents ........................  18
Lanier Subscription Agreement ....   1    Transfer .....................................  12
Laws .............................  17    Transferee ...................................  12
Litigation .......................   5    Warrant Agreement ............................   2
Material Adverse Effect ..........  17    Warrant Shares ...............................   4
New Common Stock .................   1    Warrants .....................................   1

                                        V

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (this "Agreement"), dated as of August 22, 2002, is made by and between ITC DeltaCom, Inc., a Delaware corporation with its principal place of business at 1791 O.G. Skinner Drive, West Point, Georgia 31833 (the "Company") and SCANA Corporation, a South Carolina corporation with its principal place of business at 1426 Main Street, Columbia, South Carolina 29201 (the "Purchaser" or "SCANA)".

                                    RECITALS

          WHEREAS, on June 25, 2002 (the "Filing Date"), the Company filed a voluntary bankruptcy petition (the "Chapter 11 Case") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in contemplation of a financial reorganization (the "Reorganization") pursuant to a plan of reorganization that will be subject to confirmation pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

          WHEREAS, the Company's plan of reorganization requires the Company to raise gross proceeds of at least $30,000,000 from the issuance and sale of shares of convertible redeemable preferred stock, par value $.01 per share, of the Company (the "Series A Preferred Stock");

          WHEREAS, prior to the filing of the Chapter 11 Case, the Company entered into (i) a subscription agreement (the "SCANA Subscription Agreement") with the Purchaser pursuant to which the Purchaser has committed to purchase Series A Preferred Stock and warrants (the "Warrants") to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "New Common Stock") for an aggregate purchase price of $15,000,000; and (ii) a subscription agreement (the "Lanier Subscription Agreement") with Campbell B. Lanier, III ("Lanier") and ITC Holding Company, Inc. pursuant to which Lanier has committed to purchase Series A Preferred Stock and Warrants for an aggregate purchase price of $15,000,000, subject to Lanier's right to assign all or any portion of his commitment to purchase the Series A Preferred Stock and the Warrants to a limited number of qualified investors;

          WHEREAS, the Company now wishes, upon the terms and subject to the conditions set forth in this Agreement, to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000;

          WHEREAS, the shares of Series A Preferred Stock and Warrants shall be issued in units consisting of one share of Series A Preferred Stock and 3.40 Warrants;

          WHEREAS, as of the date hereof and in accordance with the Lanier Subscription Agreement, Lanier and a number of qualified investors to whom he has assigned a portion of his commitment have entered into a purchase agreement (the "Lanier Purchase Agreement") to purchase 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in such agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
             ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW
                                  COMMON STOCK

          1.1.  Issuance, Purchase and Sale

          (a) (i) Subject to the terms and subject to the conditions of this Agreement, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 150,000 shares of Series A Preferred Stock (the "Preferred Shares") at a stated price of $100 per share for an aggregate purchase price of $15,000,000 (such aggregate purchase price of $15,000,000, as adjusted pursuant to Section 1.l(a)(ii), the "Committed Amount"). The Preferred Shares to be purchased and sold at Closing shall be issued pursuant to a certificate of designation substantially in the form of Exhibit A hereto (the "Preferred Stock Certificate of Designation").

          (ii) The Committed Amount shall be reduced by $1.00 for every $2.00 of gross proceeds received by the Company from the sale of Series A Preferred Stock and Warrants in the rights offering of such securities (the "Rights Offering") made to holders of common stock and preferred stock of the Company pursuant to the Plan. Upon any adjustment of the Committed Amount, the number of Preferred Shares to be purchased and sold at the Closing to the Purchaser hereunder shall be proportionately reduced. At least two Business Days prior to Closing, the Company shall provide written notice to the Purchaser of the amount, if any, by which the Committed Amount shall be reduced as a result of purchases made pursuant to the Rights Offering.

          (b) At the Closing, the Company shall issue to the Purchaser 510,000 Warrants for no additional consideration, provided, however, that if the Committed Amount and the number of Preferred Shares to be purchased and sold at the Closing shall be reduced pursuant to Section 1.1 (a)(ii) above, the number of Warrants issuable at the Closing to the Purchaser shall be proportionately reduced. The Warrants shall be issued pursuant to a warrant agreement, substantially in the form of Exhibit B hereto, which shall be in effect as of the Closing (the "Warrant Agreement").

          (c) At the Closing, the Company shall issue to the Purchaser, in consideration for its purchase commitment set forth in the SCANA Subscription Agreement, 500,000 shares of New Common Stock (the "Commitment Shares").

          (d) The Preferred Shares and Warrants shall be issued at the Closing in units consisting of one share of Series A Preferred Stock and 3.40 Warrants.

          1.2. The Closing. closing of the purchase and sale of the Preferred Shares and Warrants and the issuance of the Commitment Shares (the "Closing") shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10021 at 10:00 a.m. (New York City time) on the Effective Date (the date of the Closing, the "Closing Date").

          1.3. Deliveries. At the Closing, the Company shall deliver to the Purchaser (i) stock certificates, each registered in the name of the Purchaser, representing the Preferred Shares and the Commitment Shares, (ii) the Warrants, each of which shall be substantially in the form of the warrant certificate attached as an exhibit to the Warrant Agreement and (iii) such other instruments and documents as are specified in Section 5.2. Delivery of such stock certificates and Warrants and such other instruments and documents shall be made against receipt by the Company of the purchase price payable therefor equal to the Committed Amount, which shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company (such designation to be received by the Purchaser at least two Business Days prior to the Closing Date), and such other instruments and documents as are specified in
Section 5.3.

          1.4. Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Section 7.1.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser, as of the date hereof and as of the Effective Date (except to the extent that any representation or warranty herein is stated to be made as of another date, in which case such representation or warranty shall be true as of that date), as set forth in this Article II. Each reference in this Article II to a Schedule shall be to the disclosure schedule delivered by the Company to the Purchaser on or before the date of this Agreement (the "Company Disclosure Schedule").

          2.1. Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect. The Company is an "exempt telecommunications company" (an "ETC") as defined in Section 34(a)(1) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

          (b) Except as set forth on Schedule 2.1(b) or as disclosed in the SEC Reports or the Bankruptcy Documents, (i) the Company owns, either directly or indirectly, all of the Capital Stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (collectively, the "Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its Capital Stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries or as disclosed in the SEC Reports, the Company does not own, directly or indirectly, any interest in any Person in excess of 9.9% of the outstanding equity of such Person.

          2.2. Due Authorization Subject to any required approvals of the Bankruptcy Court, the Company shall have the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and shall have the requisite corporate power and authority to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Shares, the Warrants and the Commitment Shares by the Company, and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the New Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") and the reservation, issuance and sale of the New Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and the consummation by the Company of the transactions contemplated hereby and thereby) (i) are within the corporate power and authority of the Company and (ii) upon confirmation of the Plan, shall have been duly authorized by all necessary corporate action of the Company. Subject to any required approvals of the Bankruptcy Court, this Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company shall be, duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by the Purchaser of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company shall constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The terms, designations, powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock shall be as set forth in the Preferred Stock Certificate of Designation. After giving effect to the Reorganization, (x) the Preferred Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company, (y) the Conversion Shares and the Warrant Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of the Preferred Stock Certificate of Designation and the Warrant Agreement, respectively, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive or other similar rights of the stockholders of the Company and (z) the Commitment Shares, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company.

          2.3. Capitalization After giving effect to the Reorganization, (i) the authorized Capital Stock of the Company shall consist of 250,000,000 shares of New Common

Stock and 5,000,000 shares of preferred stock, par value $.01 share, (ii) all of the issued and outstanding Capital Stock shall be duly authorized and will be validly issued, fully paid and non-assessable, (iii) no shares of Capital Stock of the Company shall be subject to the preemptive or other similar rights of the stockholders of the Company, and (iv) except as disclosed in the SEC Reports or the Bankruptcy Documents or as otherwise contemplated by Article I, there shall be no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever (collectively, "Rights") relating to issued or unissued Capital Stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company or pursuant to which the Company is or may become bound to issue additional shares of its Capital Stock or grant related Rights, or to grant preemptive or other similar rights.

          2.4. SEC Reports. Except as set forth on Schedule 2.4, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, proxy statements, registration statements and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 2001 (including the financial statements and other financial data contained therein) (collectively, the "SEC Reports"). On the date of its filing, each SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.5. Litigation (a) Except as set forth on Schedule 2.5(a) or as disclosed in the SEC Reports or the Bankruptcy Documents, there is no claim, action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary, would reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in the SEC Reports or the Bankruptcy Documents, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.6. Absence of Certain Changes. Except as disclosed in the SEC Reports or the Bankruptcy Documents, since December 31, 2001, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          2.7. Consents; No Violations. After giving effect to the consummation of the other transactions to occur on the Effective Date, in the case of clauses
(i) and (ii) below, neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the Restated Certificate of Incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of the Subsidiaries; (ii) except as set forth on Schedule 2.7, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (iii) other than as contemplated by the Bankruptcy Documents, require any consent, order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the "Consents, Approvals and Filings") on the part of the Company or any of the Subsidiaries, except for (a) the filing of the Preferred Stock Certificate of Designation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), (b) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities laws, (c) the Consents, Approvals and Filings required under rules of the Nasdaq Stock Market, (d) the Consents, Approvals and Filings set forth on
Schedule 2.7 and (e) such other Consents, Approvals and Filings which the failure of the Company or any of the Subsidiaries to make or obtain would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any Transaction Document.

          2.8. Brokers or Finders. Except for UBS Warburg LLC, Morgan Stanley & Co. Incorporated and the other Company agents identified in the Bankruptcy Documents, whose fees shall be paid by the Company, no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other investment banking commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur on the Effective Date.

          2.9. No General Solicitation or Advertising; No Integration. With respect to any offering to the Purchaser of the Preferred Shares, the Warrants, the Commitment Shares, the Conversion Shares or the Warrant Shares (collectively, the "Securities") made without registration under the Securities Act and applicable state securities laws, the Company has not (i) engaged in any general solicitation or general advertising (as such terms are used in Rule 502(c) of the Securities Act), or (ii) made any offers or sales of any security under circumstances that would require registration of the Securities being offered or sold under this Agreement under the Securities Act or any state securities law.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Company with respect to the Securities it is acquiring hereunder as of the date hereof and as of the Effective Date, as set forth in this Article III.

          3.1. Acquisition for Investment. The Purchaser is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act (it being understood that except as otherwise provided in this Agreement and the Transaction Documents to which it is a party, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and state securities laws applicable to such disposition).

          3.2. Accredited Investor Status. The Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Purchaser understands that its investment in the Securities involves a significant degree of risk.

          3.3. Information. The Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisers. The Purchaser and its advisers have been afforded the opportunity to ask questions of the Company's management concerning the Company and its Subsidiaries and the Securities. The Purchaser has been provided with copies of, and has carefully reviewed, the SEC Reports and the Bankruptcy Documents.

          3.4. Government Review. The Purchaser understands that no Governmental Entity has passed upon or made any recommendation or endorsement of the Securities.

          3.5. Sale or Transfer. The Purchaser understands that (i) except as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). The Purchaser shall not transfer any of the Securities held by the Purchaser to any Affiliate of the Purchaser whose acquisition or ownership of such Securities would reasonably be likely to result in the Company or any of its Subsidiaries becoming subject to regulation pursuant to PUHCA the PUHCA Regulations other than such regulation which is applicable to an ETC that is an affiliate of a public utility holding company registered under PUHCA. The Preferred Shares the Warrants constituting units shall not become separately transferable until the first anniversary of the Closing Date (such first anniversary of the Closing Date, a "Separation Date").

         3.6. Residency. The principal offices of the Purchaser and the offices of the Purchaser in which it made its decision to purchase the Securities are located at the address set forth in the preamble to this Agreement.

         3.7. No Brokers or Finders. No agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser in connection with the transactions contemplated by this Agreement to occur on the Closing Date.

         3.8. Organization. (a) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

         (b) The Purchaser is registered with the SEC as a public utility holding company under PUHCA. Neither the execution, delivery or performance by the Purchaser of this Agreement nor the performance by the Purchaser of any other Transaction Documents to which the Purchaser is a party, including the acquisition and ownership of the Securities by the Purchaser, shall result in the Company or any of its Subsidiaries becoming subject to regulation pursuant to PUHCA or the rules and regulations promulgated thereunder (the "PUHCA Regulations") other than such regulation which is applicable to an ETC that is an affiliate of a public utility holding company registered under PUHCA. Neither the Company nor any of its Subsidiaries shall be required prior to, in connection with, or as a result of the acquisition and ownership of Securities by the Purchaser to make or obtain any Consents, Approvals and Filings with the SEC, the Federal Communications Commission or any other Governmental Entity pursuant to PUHCA or the PUHCA Regulations.

         3.9. Due Authorization. The Purchaser has the requisite power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by the Purchaser with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by the Purchaser of the transactions contemplated hereby and thereby) (i) are within the power and authority of the Purchaser and (ii) have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by the Purchaser shall be, duly and validly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by the Company of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Purchaser shall constitute, a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

         3.10. Consents; No Violations. Neither the execution, delivery or performance by the Purchaser of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents of the Purchaser; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law, or any provision of any agreement or other instrument to which the Purchaser is a party or pursuant to which the Purchaser or any of its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document to which it is a party; or (iii) require any Consents, Approvals and Filings on the part of the Purchaser, except for (a) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities laws, (b) the Consents, Approvals and Filings set forth on Schedule
3.10 and (c) such other Consents, Approvals and Filings which the failure of the Purchaser to make or obtain would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document.

         3.11. Litigation. There is no Litigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         3.12. Availability of Funds. The Purchaser has sufficient funds to pay the purchase price for the Preferred Shares and the Warrants to be acquired by it hereunder.

                                   ARTICLE IV
                                    COVENANTS

         4.1. Public Announcements. The Company and the Purchaser shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement with respect thereto without the prior consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law, by rules of the Nasdaq Stock Market, by any other automated quotation system on which the Company's securities or, if applicable, the Purchaser's securities are quoted or to be quoted or by any national securities exchange on which the Company's securities or, if applicable, the securities of the Purchaser are listed or to be listed provided, further, that, to the extent time permits, such party has used all reasonable best efforts to consult with the other parties prior thereto.

         4.2. Consents, Approvals and Filings. Subject to the terms of this Agreement and the confirmation of the Plan, the Company and the Purchaser shall each use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by the Company and its Subsidiaries or the Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         4.3. Reasonable Best Efforts. Except as otherwise expressly provided in this Agreement and subject to the Company's duties and obligations under Law (including, without limitation, the Bankruptcy Code), the Company and the Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the other covenants of the parties contained in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall cooperate in all respects with the other party and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement.

         4.4. Listing. The Company shall use reasonable efforts to have the New Common Stock quoted on the National Market System of the Nasdaq Stock Market (the "NMS") or listed on a national securities exchange or quoted on another national automated quotation system other than the NMS for so long as any Securities are outstanding.

         4.5. Preferred Stock Certificate of Designation. On or prior to the Closing Date, the Company Board shall approve and adopt the Preferred Stock Certificate of Designation authorizing such Preferred Shares, and the Company shall cause such Preferred Stock Certificate of Designation to be filed with the Delaware Secretary of State.

         4.6. Reservation of New Common Stock. From and after the Closing Date, the Company at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Preferred Shares and upon exercise of the Warrants, the number of shares of New Common Stock from time to time issuable upon conversion of all of the Preferred Shares or upon exercise of the Warrants, in each case at the time outstanding.

         4.7. Board Representation Rights. The Company shall take all corporate action necessary to provide the Purchaser with the benefit of the Company Board representation rights set forth in the Preferred Stock Certificate of Designation.

         4.8. Confidential Treatment of Confidential Information. (a) In the event the Purchaser (including its officers, employees, counsel, accountants, partners and other authorized representatives) obtains from the Company or the Subsidiaries any Confidential Information, the Purchaser (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement and (iii) shall not disclose such Confidential Information to any third party except to such officers, employees, counsel, accountants, partners and other authorized representatives of the Purchaser who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and the Purchaser shall be responsible for compliance with this Section 4.8 by such officers, employees, counsel, accountants, partners and other authorized representatives). Notwithstanding the preceding sentence, if the Purchaser or any of its authorized representatives becomes legally required pursuant to applicable law or regulation (including securities laws or regulations or the regulations of the NMS or any applicable stock exchange) or regulatory, legal or judicial process (including by deposition, interrogatory, request for documents, subpoena or similar process) to disclose any of the Confidential Information, the Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy or waive in writing compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained and such a written waiver has not been received from the Company that would permit such required disclosure, the Purchaser and its authorized representatives shall disclose only that portion of the Confidential Information which the Purchaser is advised in the opinion of its counsel is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of the Confidential Information by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         (b) Upon the Company's request at any time, the Purchaser shall (i) return to the Company or destroy all documents (including any copies thereof) embodying the Confidential Information and (ii) certify in writing to the Company, within ten days following the Company's request, that all such Confidential Information has been returned or destroyed.

         4.9. Registration Rights. On or prior to the Closing Date, the Company shall enter into the Registration Rights Agreement with the Purchaser and with each of the purchasers pursuant to the Lanier Purchase Agreement substantially in the form of Exhibit C hereto (the "Registration Rights Agreement"), which agreement shall then be in full force and effect, and the Company shall comply with the terms thereof.

         4.10. Obligation of the Purchaser to Vote in Favor of the Plan. The Purchaser hereby acknowledges to the Company that it supports the terms of the Plan. The Purchaser agrees that, for so long as it is the beneficial owner of Notes, common stock of the Company or Series B-1 or Series B-2 Cumulative Convertible Preferred Stock of the Company (collectively, the "SCANA Securities"), it (i) shall vote, or shall cause its Subsidiaries that own SCANA Securities of record to vote, its claims in respect of the SCANA Securities in favor of the Plan and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. The provisions of this Section 4.10 shall not in any way limit or condition the right of the Purchaser or any of its subsidiaries to sell, transfer or otherwise dispose of (a "Transfer") any or all of the SCANA Securities at any time or to any person (a "Transferee") in the sole and absolute discretion of the Purchaser or any such Subsidiary; provided, however, that, if and to the extent that the Purchaser or any such Subsidiary Transfers any of the SCANA Securities before the date of confirmation of the Plan, the Purchaser shall use its reasonable best efforts to obtain, or to cause such Subsidiary to obtain, the agreement of the Transferee prior to the effectiveness of such Transfer to be bound by the terms of this Section 4.10 with respect to the SCANA Securities being Transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such Transfer.

         4.11. Further Assurances. At any time or from time to time after the date of this Agreement, the Company and the Purchaser agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents and otherwise to carry out the intent of the parties hereunder or thereunder.

         4.12. Waiver of Right to Participate in Rights Offering. The Purchaser hereby irrevocably and unconditionally waives any and all rights that it has as of the date hereof or may have after the date hereof to subscribe for Series A Preferred Stock and Warrants pursuant to the Rights Offering.

                                    ARTICLE V
                                   CONDITIONS

         5.1. Conditions to Obligations of the Purchaser and the Company at Closing. The obligations of the Purchaser and the Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

         (a) no preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction or Order lifted);

         (b) no statute, rule, regulation or other Law shall have been enacted by any Governmental Entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

         (c) any Consents, Filings and Approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) the Company's failure to make or obtain such Consents, Filings and Approvals would not have a Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations under this Agreement, provided that any failure by the Company to obtain any necessary or required consents from any party to lawsuits or other proceedings which challenge the Company's rights to use its network easements, rights-of-way, franchises or licenses shall not be deemed a failure to satisfy this condition, or (ii) the failure of the Purchaser to obtain such Consents, Filings and Approvals would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

         (d) the Company's plan of reorganization shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Plan, and an unstayed order by such Bankruptcy Court approving the transactions contemplated by the Company's plan of reorganization on substantially the terms set forth in the Plan shall have been entered, on or before December 31, 2002; and

         (e) the other transactions contemplated by the Plan to occur on the Effective Date (including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock) shall have been consummated substantially concurrently with the sale and purchases under this Agreement on substantially the terms set forth in the Plan.

         5.2. Additional Conditions to Obligations of the Purchaser at the Closing. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

         (a) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or Material Adverse Effect set forth therein) would have, in the aggregate, a Material Adverse Effect or would have, in the aggregate, a material adverse effect on the Company's ability to perform its obligations under this Agreement;

         (b) the Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Company on or prior to the Closing Date;

         (c) from the date hereof through the Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

         (d) the Company and the holders of Notes representing at least 51% of the principal amount of all outstanding Notes (including Appaloosa Management L.P. and its affiliates that beneficially own or control Notes) shall be legally bound by releases as set forth in Sections 11.6 and 11.7 of the Plan;

         (e) the Preferred Stock Certificate of Designation with respect to the Preferred Shares to be issued at the Closing and as dividends on the Preferred Shares shall have been duly filed with the Delaware Secretary of State in accordance with the laws of the State of Delaware, and the Preferred Stock Certificate of Designation shall be in full force and effect and the Purchaser shall have received evidence of such filing;

         (f) the Warrants shall be duly issued in accordance with the Warrant Agreement and the Warrant Agreement shall be in full force and effect;

         (g) the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance;

         (h) the Company shall have delivered the following to the Purchaser:

             (i) an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (a) and (b) of this
         Section 5.2;

             (ii) a counterpart of the Registration Rights Agreement executed by the Company;

             (iii) the certificates and Warrants specified in Section 1.1 (b);

             (iv) such other documents as may be required by this Agreement or reasonably requested by the Purchaser.

         5.3. Additional Conditions to Obligations of the Company at the Closing. The obligations of the Company to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

         (a) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or material adverse effect set forth therein) would have, in the aggregate, a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement;

         (b) the Purchaser shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Purchaser on or prior to the Closing Date;

         (c) the Purchaser shall have delivered the following to the Company:

               (i) the Committed Amount, as adjusted in accordance with Section 1.1.(a)(ii), payable for the Preferred Shares being purchased by the Purchaser at the Closing; and

               (ii) such other documents as may be required by this Agreement or reasonably requested by the Company.

                                   ARTICLE VI
                                   TERMINATION

         6.1. Termination This Agreement may be terminated at any time before the Closing Date:

         (a) by mutual written agreement of the Company and the Purchaser;

         (b) by the Company (i) upon a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or if any representation or warranty of any Purchaser set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 5.3(a) or 5.3(b) would not be satisfied (a "Terminating Purchaser Breach"); provided, that such Terminating Purchaser Breach shall not have been waived or cured within 30 days after written notice of the Terminating Purchaser Breach is given to the Purchaser by the Company; or
     (ii) if any condition to the Company's obligations to close at the Closing set forth in Article V has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition; and

         (c) by the Purchaser (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 5.2(a) or 5.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that such Terminating Company Breach shall not have been waived or cured within 30 days after written notice of such Terminating Company Breach is given to the Company by the Purchaser; or
     (ii) if any condition to the Purchaser's obligations to close set forth in
     Article V has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Purchaser to comply with its obligations under this Agreement), and the Purchaser has not waived such condition.

         6.2. Effect of Termination If this Agreement is terminated by either the Company or the Purchaser pursuant to the provisions of Section 6.1, this Agreement shall forthwith become void and there shall be no further obligations with respect to the sale and purchase of the Securities on the part of the Company or the Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for the Sections 4.1, 4.8, 7.1, 7.2, 7.3, 7.4, 7.8, 7.9, 7.13, 7.14, 7.15, 7.16 and 7.17, all of which shall survive any termination of this Agreement; provided, that nothing in this
Section 6.2 shall relieve either party from liability for any willful breach of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

         "Bankruptcy Documents" shall mean the Plan and the Disclosure
Statement.

         "beneficial owner" or "beneficially own," or any derivation of such terms, shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Business Day" shall mean any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in The City of New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "Commitment" shall mean a contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto.

         "Company Board" shall mean the Board of Directors of the Company.

         "Confidential Information" shall mean information relating to the Company's business, intellectual property and processes, operations, strategies, liquidity and financial condition, Reorganization terms, pricing policies, markets, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that the Purchaser should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided, that Confidential Information shall not include any such information which (i) was in the public domain on the date hereof or subsequently comes into the public domain other than through the fault or negligence of the Purchaser, (ii) was lawfully obtained by the Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to the Purchaser at the time of disclosure of such Confidential Information to the Purchaser by the Company, provided that the Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by the Purchaser without making use of any Confidential Information.

         "Disclosure Statement" shall mean the Company's disclosure statement, dated August 22, 2002 and as amended or supplemented through the date hereof, relating to the Plan, including, without limitation, all exhibits and schedules thereto, which is subject to approval by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

         "Effective Date" shall mean the date upon which the transactions contemplated by the Plan to become effective on such date, including, without limitation, including the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock, become effective.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

         "Governmental Entity" shall mean any supranational, or United States or foreign national, federal, state or local, judicial, legislative, executive, administrative or regulatory body or authority.

         "Laws" shall mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, and decrees.

         "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; except that any of the following changes, events, conditions or effects shall not constitute a "Material Adverse Effect":
(i) changes or conditions in the industry or the industry sector in which the Company and its Subsidiaries operate that do not disproportionately affect the Company and its Subsidiaries; (ii) the effect of the pendency or consummation of the transactions contemplated by this Agreement; (iii) any material adverse effect that shall have been or will be eliminated or rendered immaterial by the Reorganization as of the Effective Date; or (iv) a bankruptcy filing or filings of the Company and one or more of the Company's Subsidiaries and the continuation of such bankruptcy cases.

         "Notes" shall mean the Company's 11% Senior Notes due 2007, 8? % Senior Notes due 2008, 9 3/4% Senior Notes due 2008 and 4 1/2% Convertible Subordinated Notes due 2006.

         "Order" shall mean any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

         "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Plan" shall mean the Company's plan of reorganization, dated August 22, 2002 and as amended or supplemented through the date hereof, which is subject to confirmation by the Bankruptcy Court.

         "Purchaser's Counsel" shall mean McNair Law Firm, P.A.

         "Restated Certificate of Incorporation" shall mean the certificate of incorporation of the Company, restated and filed pursuant to the Plan and including the Preferred Stock Certificate of Designation.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

         "Subsidiary" shall mean in the case of any Person, each corporation, partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person and which, in the case of the Company, shall be each corporation, partnership or other entity listed on Schedule 7.1.

         "Transaction Documents" shall mean this Agreement, the Preferred Stock Certificate of Designation, the Warrant Agreement, the Warrants and the Registration Rights Agreement.

         7.2. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement or in any writing delivered by any party in connection herewith shall survive the transactions contemplated by this Agreement to be consummated at the Closing (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) for a period of one year following the Closing Date.

         7.3. Fees and Expenses. On the Closing Date, the Company shall pay, in an amount not to exceed $75,000, the reasonable fees and expenses of Purchaser's Counsel and all other costs and expenses incurred by the Purchaser in connection with the negotiation, preparation, execution, delivery and performance of this Agreement in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

         7.4. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

         7.5. Restrictive Legends. (a) Each certificate representing any of the Preferred Shares shall bear a legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AND CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

               (b) Each certificate representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares shall bear legends in substantially the following form:

               THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. THE CORPORATION SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE CORPORATION.

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF AUGUST 22, 2002, AS AMENDED FROM TIME TO TIME (THE "PURCHASE AGREEMENT"). A COPY OF THE PURCHASE AGREEMENT IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

               The second legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities transferred in any sale or transfer permitted by the terms of this Agreement with respect to which the provisions of this Agreement provide that the transferee of such Securities shall not be subject to the restrictions of this Agreement.

               In addition, certificates representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares issued in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or as to which the subsequent transfer or disposition of such Securities shall require registration or qualification thereof under the Securities Act or applicable state securities laws, shall bear a legend in substantially the following form:

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD,

         PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

         The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities with respect to which the Company has received an opinion from counsel to the Purchaser, in form and substance and from counsel reasonably satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to Section 3.5), to the effect that the subsequent transfer or other disposition of such Securities shall not require registration under the Securities Act.

         (c) Each certificate representing any of the Preferred Shares issued prior to the applicable Separation Date shall also bear a legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED IN
         UNITS AS PART OF AN ISSUANCE OF                SHARES OF THE
         CORPORATION'S 8% SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK (THE "PREFERRED STOCK") AND WARRANTS ENTITLING THE HOLDER THEREOF TO PURCHASE THE CORPORATION'S COMMON STOCK (THE "WARRANTS"). UNTIL THE FIRST ANNIVERSARY OF THE DATE OF INITIAL ISSUANCE OF THE PREFERRED STOCK UNDER THE PURCHASE AGREEMENT, EACH SHARE OF PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, 3.40 WARRANTS.

         (d) Each Warrant shall bear legends substantially in the form of the legends set forth in the form of Warrant appended to the Warrant Agreement attached hereto as Exhibit B.

         (c) The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent with respect to the certificates for the Securities.

         7.6. Successors and Assigns. Except as otherwise expressly provided herein, (i) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and (ii) no party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this Agreement. From and after the date of this Agreement, the Purchaser shall have the right, without the prior written consent of the Company, to assign all of its rights, obligations and liabilities under this Agreement to a single direct or indirect wholly owned subsidiary of the Purchaser, provided that the consummation of the purchase of the Securities hereunder by such subsidiary shall not subject the Company to more extensive or burdensome regulation under the PUHCA than the consummation of the purchase of the Securities by the Purchaser, and provided further no such assignment shall relieve the Purchaser of its obligations or liabilities under this Agreement. As a condition of any such assignment, such assignee subsidiary shall be deemed to have made all of the representations and warranties of the Purchaser set forth in this Agreement, other than the representation and warranty set forth in
Section 3.8(b). From and after the effective date of any such assignment, all references in this Agreement to the Purchaser shall be to such assignee subsidiary unless the context requires otherwise.

              7.7. Inspections; No Other Representations. The Purchaser is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it deems necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. The Purchaser agrees to accept the Preferred Shares, Warrants and Commitment Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

              7.8. Entire Agreement. This Agreement (including the Schedules hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Without limiting the generality of the foregoing, the parties hereto agree and acknowledge that this Agreement shall supersede and replace in its entirety the SCANA Subscription Agreement, which shall, on and after the date hereof, be terminated in full and no longer be in force or effect.

              7.9. Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) on the first Business Day that is at least five days after the date of deposit in the United

States mails for delivery by certified mail. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

                         (i)       if to the Company, to:

                                   ITC DeltaCom, Inc.
                                   1791 O.G. Skinner Drive
                                   West Point, Georgia 31833
                                   Telecopy No.: (256) 382-3936
                                   Attention:    J. Thomas Mullis, Esq.
                                                 Senior Vice President, General
                                                 Counsel and Secretary

                         (ii)      if to the Purchaser, to:

                                   SCANA Corporation
                                   1426 Main Street
                                   Columbia, South Carolina 29201
                                   Telecopy No.: (803) 217-9336
                                   Attention:    General Counsel

                                   with a copy (which shall not constitute
                                   notice) to Purchaser's Counsel:

                                   McNair Law Firm, P.A.
                                   1301 Gervais St., 17th Floor
                                   Columbia, SC 29201
                                   Telecopy No.: (803) 376-2277
                                   Attention:    John Currie

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         7.10. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

         7.11. Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent thereto of the Company and the Purchaser.

         7.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         7.13. Descriptive Headings; Interpretation; No Strict Construction The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

         7.14. References. When a reference is made in this Agreement or any other Transaction Document to a Section, Exhibit, Schedule or Appendix, such reference shall be to a Section of or an Exhibit or a Schedule or Appendix to this Agreement or such other Transaction Document, unless otherwise indicated.

         7.15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

         7.16. Exclusive Jurisdiction; Venue. Any process against the Company or the Purchaser in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 7.9 with the same effect as though served on it personally. Each of the Company and the Purchaser hereby irrevocably submits in any suit, action or proceeding by the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each of the foregoing parties hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other party in accordance with the notice provision set forth in
Section 7.9. Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

         7.17. Waiver of Jury Trial. The Company and the Purchaser hereby waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction Documents.

         7.18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         7.19. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                      Company:

                                      ITC DeltaCom, Inc.


                                      By: /s/
                                          --------------------------------
                                          Name:
                                          Title:


                                      Purchaser:

                                      SCANA Corporation


                                      By: /s/
                                          --------------------------------
                                          Name: